Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Uranium Energy Corp. on Form S-8 pertaining to the 2006 Stock Incentive Plan of our report dated October 22, 2008, with respect to the consolidated financial statements of Uranium Energy Corp. included in the Annual Report on Form 10-K of Uranium Energy Corp. for the period year ended July 31, 2008, filed with the Securities and Exchange Commission.

Vancouver, Canada October 22, 2008	/s/ Ernst & Young LLP Chartered Accountants